Exhibit 99.2

News Release

STREAMLINE HEALTH® RECEIVES NASDAQ LISTING COMPLIANCE LETTER

DUE TO DELAY IN FILING ANNUAL REPORT ON FORM 10-K

FORM 10-K EXPECTED TO BE FILED DURING CURE PERIOD

Atlanta, GA — May 7, 2014 — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of transformational data-driven solutions to help healthcare providers reduce exposure to risk, enhance clinical, financial, and operational performance, and improve patient care, today announced that it has received a letter from The NASDAQ Stock Market LLC notifying the Company that it is not in compliance with NASDAQ Listing Rule 5250(c)(1).  The NASDAQ letter, which the Company expected, was issued in accordance with standard NASDAQ procedures because the Company did not timely file its Annual Report on Form 10-K for the year ended January 31, 2014 with the Securities and Exchange Commission.

As previously announced, the Company’s new auditor is completing the Company’s audit for the year ended January 31, 2014, which is the first year the Company is required to provide an audit of internal controls pursuant to the Sarbanes-Oxley Act and submit its filings on an accelerated basis.

The NASDAQ letter dated May 2, 2014 requires the Company to submit a plan by July 1, 2014 to regain compliance with NASDAQ’s filing requirements for continued listing.  The Company fully expects to file the Form 10-K and regain compliance with this NASDAQ listing rule prior to the due date of the plan.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge — actionable insights that reduce exposure to risk, enhance operational performance, and improve patient care. Through our Looking Glass™ Platform we provide clients with meaningful, intelligent SaaS-based solutions from patient engagement to reimbursement. We share a common calling and commitment to advance the quality of life and the quality of healthcare — for society, our industry, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance.  Forward-looking statements contained in this press release include, without limitation, statements regarding the timing of the Company’s Form 10-K filing, compliance with NASDAQ’s continued listing requirements and related expectations and assumptions.

The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, completion and timing of the audit of the Company’s financial statements for the fiscal year ended January 31, 2014, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development, key strategic alliances with vendors that resell the Company’s solutions, the ability of the Company to control costs, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404)-229-4242

randy.salisbury@streamlinehealth.net